FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Chris Barnes, (972) 673-5539
Investor Relations
Heather Catelotti, (972) 673-5869

DR PEPPER SNAPPLE GROUP DECLARES QUARTERLY DIVIDEND

Plano, TX, August 11, 2016 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that its Board of Directors declared a quarterly dividend of $0.53 per share on the company’s common stock. The dividend is payable in U.S. dollars on October 5, 2016, to shareholders of record on September 13, 2016.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have six of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

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